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                                                                    Exhibit 10.3
[MITA LETTERHEAD APPEARS HERE]

            MITA DEALER AGREEMENT FOR BUSINESS FACSIMILE EQUIPMENT

        This agreement is made and entered into by and between Mita Copystar America, Inc.("Mita") a corporation with its principal place of business at 225 Sand Road, Fairfield, New Jersey 07004, and IMTEK CORPORATION, d/b/a IMTEK
                                           -------------------------------------
OFFICE SOLUTIONS ("Dealer"), a Corporation, with its principal place of business
-----------------             ------------
at 2800 Build America Drive, Hampton, VA  23666. This Agreement will only be
  ---------------------------------------------
binding and effective after it has been accepted and signed by Mita.

1. APPOINTMENT. Dealer will be appointed as a non-exclusive Mita Facsimile Equipment Dealer to market and service only the facsimile equipment ("Facsimile Equipment") and related products reflected on Exhibit A, for which Dealer must meet Mita's training requirements. Both the Facsimile Equipment and related products are referred to as "Products" in this Agreement. Mita may, in its sole discretion, amend, modify or discontinue any or all of the Products on Exhibit A, upon thirty days written notice to the Dealer. Dealer agrees that it will concentrate its marketing efforts for the Products in its area of prime responsibility ("Area of Prime Responsibility"), from the above location, and the branch location(s) reflected on Exhibit A, unless otherwise authorized by Mita in writing.

2. TERM. This Agreement will commence on the date of acceptance by Mita, and will continue on a year-to-year basis unless terminated as provided herein.

3. PRICE AND TERMS OF PAYMENTS. The Purchase prices for the Products and terms of payment will be set forth, from time to time, on the Mita Dealer Price List for Products. Mita will provide Dealer with thirty days written notice of any changes in the prices of the Facsimile Equipment. Mita reserves the right to allocate the Products in a manner deemed appropriate by Mita when such allocation may be necessary for any reason whatsoever.

4. MINIMUM SALES GOALS. Dealer will be required to achieve certain minimum sales goals in its Area of Prime Responsibility as indicated on the attached Exhibit A ("Minimum Sales Goals"). The Minimum Sales Goals shall be established by Mita based upon its evaluation of the sales potential of the Dealer, taking into consideration the size and population surrounding Dealer's location(s), Dealer's previous sales record, estimated total prior sales of facsimile equipment and Products in Dealer's Area of Prime Responsibility, and other economic and market factors considered pertinent by Mita. Mita shall review the sales performance of Dealer periodically as the need arises. Mita will consult with Dealer regarding all goals established by Mita under this Agreement, by Mita shall have final authority in setting the Minimum Sales Goals. Mita will notify Dealer in writing of any changes in Dealer's Minimum Sales Goals.

5. SALES PROMOTION. Dealer shall sell and market the Products only to retail end-users, and shall not sell or market the Products to third parties for resale or outside the United States. Dealer shall use its best efforts to promote the sale, lease and rental of the Products in its Area of Prime Responsibility. Dealer shall use marketing programs that include thoroughly trained sales personnel who are familiar with the Products. In addition, Dealer shall conform with and carry out the marketing programs and policies of Mita as announced by Mita in writing from time to time.

6. SERVICE OBLIGATION AND AREA OF SALES. The Dealer may only market the Facsimile Equipment where it can provide prompt, professional, willing, and courteous maintenance, repair, and warranty service.

        The Dealer shall: a) establish and maintain a qualified service staff trained for the Products; b) send its maintenance personnel to such schools as Mita shall offer from time to time; c) maintain an adequate inventory of Mita


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brand spare parts and supplies to perform its service obligations; d) purchase
Mita parts kits when Dealer makes its initial purchase of a Facsimile Equipment model; e) not sell parts and supplies which do not work properly in the Facsimile Equipment or which fail to meet Mita's specifications; f) comply with and carry out the service requirements associated with the Mita Facsimile Equipment Warranty Policy and Procedure; g) carry out any special service requirements or programs which Mita deems necessary; and h) not alter or remove any serial numbers or labels from the Products, nor alter any copy counter found in the Products.

        From time to time, Mita's representatives may visit Dealer's location and evaluate the service provided by Dealer. Mita's service representatives may inspect Dealer's service records and facilities to assure compliance with the above standards, and to obtain service data related to the Products. Dealer agrees to take any corrective action requested by Mita to improve Dealer's service.

7. WARRANTIES AND WARRANTY SERVICE. Dealer agrees to incorporate the Mita Limited Warranties packaged with the Facsimile Equipment, in each of its agreements for sale to the end-user. As an integral part of Dealer's service obligation, Dealer will perform, pursuant to the Mita Facsimile Equipment Warranty Policy and Procedure (the "Warranty Policy") in effect at the time, without charge to the end-user, such service as may be required to fulfill the provisions of Mita's warranties. For performing such service, Mita will credit Dealer's parts account for the parts returned, after the Dealer has properly completed and submitted to Mita the documentation, all as set forth in the Warranty Policy. Dealer's labor and labor costs are expressly excluded. Dealer shall only use Mita brand parts when performing service under the Warranty Policy. After the Warranty period, Dealer agrees to make "per call" and annual contract service available at industry-wide competitive rates to Dealer's customers, and any customer who brings or delivers the Facsimile Equipment to Dealer, no matter where the Facsimile Equipment was purchased.

        The Products are warranted to Dealer and end-users only to the extent, and in accordance with the conditions, set forth in the Warranty Policy. There are no other warranties on the Products. ANY CURRENT WARRANTY PUBLISHED BY MITA IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MITA SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE SALE OF ANY ITEM TO DEALER OR OTHERWISE.

        Mita's liability, if any, shall in all events be limited to repair or replacement of any defective Products, all to the extent set forth in Warranty Policy, and Dealer's rights to obtain repair or replacement pursuant to any such warranty statement shall be the Dealer's sole and exclusive remedy. Without limiting any of the foregoing, Mita shall incur no liability to Dealer or any customer of Dealer arising out of any contract or arrangement between Dealer and any of the customers, unless Mita shall expressly and in writing agree to the contrary. If Dealer's warranty to the customer is greater than the Mita Limited Warranty, Dealer shall advise customer that Mita is not responsible for Dealer's extended warranty.

8. NATIONAL AND GOVERNMENT ACCOUNTS. If Mita requests, Dealer will service Mita's National and Government Accounts located in Dealer's area, and Mita agrees to compensate Dealer for such service, and Dealer accepts the compensation and terms and conditions of Mita's National Account Representative Program as amended from time to time. Further, Mita in its sole discretion reserves the right to add or remove Dealer's name from Mita Dealer Service Locations listed in Mita's Federal Supply Schedule with the General Services Administration Federal Supply Service (GSA Schedule).

9. RELATIONSHIP OF THE PARTIES. It is expressly understood that Dealer is an independent contractor and that Dealer has not been granted a franchise. Dealer will not under any circumstances sign on Mita's behalf any agreements, forms or other documents. This Agreement will not create a partnership, employment, or agency relationship between Mita and Dealer, and no act or obligation of either party shall in any way bind the other except as expressly set forth herein. Salespeople and other employees utilized by Dealer in connection with its obligation hereunder will be under the management and control of Dealer and under no circumstances will be considered employees or agents of Mita.

10. SECURITY INTEREST. Dealer hereby grants Mita, as security for all amounts now or in the future owed Mita, a continuing security interest in all Mita products, now owned or hereafter acquired, and the proceeds thereof, as may be granted under the Uniform Commercial Code in the jurisdiction where Dealer is located. Dealer agrees to execute a standard security agreement, financing statements, and any other documents necessary to perfect Mita's security interest.

11. TRADEMARKS. Dealer acknowledges the validity of the Mita trademarks and other trade names affixed to the Products, and that such trademarks and trade names are exclusively owned by Mita or its parent company. Dealer further acknowledges that considerable time and money have been expended to create the goodwill associated with the Mita trademarks and that such goodwill belongs to Mita. Nothing contained herein shall give Dealer any interest or right in the trademarks or other trade names affixed to the Products except as is expressly granted herein.

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        Dealer shall not use the trademarks "MITA" and the "MITA" logo except as specifically authorized by Mita. Dealer shall not use Mita's trademarks as part of its corporate, trade, or other business name; or in any manner not approved or authorized by Mita; or in any manner in which Mita concludes, in its sole judgement, is confusing or misleading, or reflects negatively on the quality or goodwill associated with the trademarks or Mita. Dealer shall not alter or remove the Mita trademarks from any of the Products, or affix any other name or marks to the Products.

12. ETHICS. Dealer will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the Mita name, any of Mita's marks, or the Mita Products. Further, in the conduct of its business, Dealer will comply with all federal, state and local laws, rules and regulations.

        Dealer shall make no statement which contains representations with respect to the Products which exceeds the specifications approved in writing by Mita. Dealer shall not make any false, misleading or deceptive representations to anyone or engage in any unfair trade practices. Dealer shall be solely responsible for the actions of its personnel and its sales and service representatives. Dealer shall indemnify and hold Mita harmless from any and all liability or damages that may result from a breach of this section.

13. TERMINATION. This Agreement may be terminated by either party upon 120 days' prior written notice at any time, with or without cause and without liability, provided that in the event of a material breach by Dealer of the provisions of this Agreement, Mita may terminate this Agreement effective immediately. After termination, if the Dealer's account is current, Mita will sell the Dealer parts and supplies for the Facsimile Equipment at the Mita Dealer prices then in effect, on a C.O.D. basis, for no less than one year from the date of Dealer's last purchase of the Facsimile Equipment model to which the parts and supplies are related. Upon termination of this Agreement, Dealer, at its expense, shall immediately discontinue the use of, and remove from its business locations, vehicles, stationery, advertisements, etc., any Mita trademarks authorized under this Agreement.

14. DELAYS. Mita will not be liable under this Agreement for damages or delays caused by strikes, vendors, lockouts, accidents, delays in manufacturing, delays in carriers, acts of God, governmental actions, or any other causes beyond its control.

15. HEADINGS. The headings in this Agreement are for the convenience of the parties and shall have no interpretive effect. This Agreement sets forth the entire understanding of the parties. If it is necessary to bring an action to enforce this Agreement, Mita shall be entitled to all costs and fees incurred, including reasonable attorney's fees.

16. ASSIGNMENT. Neither this Agreement nor any interest or right hereunder may be assigned by either party without the prior written consent of the other party.

17. NOTICES. Notices required or permitted to be given hereunder shall be in writing and sent by mail to the principal office of the other party indicated herein or at such other address as the parties may designate in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                                MITA COPYSTAR AMERICA, INC.


        IMTEK CORPORATION               By         /s/ Allen Mahmarian
---------------------------------          -------------------------------------
     (legal name of Dealer)                             (signature)

By     /s/ Michael L. Lowe                 Allen Mahmarian, V.P. IDI Division
  -------------------------------       ----------------------------------------
            (signature)                               (name and title)

   Michael L. Lowe, Pres, COO                  Accepted November 26, 1997
---------------------------------       ----------------------------------------
       (name and title)                             (date of acceptance)

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COUNTIES IN THE STATE OF MARYLAND:

Caroline                Somerset
Dorchester              Talbot
Kent                    Wicomico
Queen Anne's            Worcester


COUNTIES IN THE STATE OF NORTH CAROLINA:

Camden
Currituck
Dare
Pasquotank


COUNTIES IN THE STATE OF VIRGINIA:

Accomack                New Kent
Charles City            Norfolk
Essex                   Northampton
Gloucester              Northumberland
Isle of Wight           Rappahannock
James City              Richmond
King and Queen          Surry
Lancaster               Sussex
Mathews                 York
Middlesex


BRANCH OFFICE LOCATION:

5604 B Virginia Beach Blvd. #103
Virginia Beach, VA 23462




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Facsimile Equipment Models:

   LDC-720
   LDC-750
   LDC-770
   LDC-780

Area of Prime Responsibility:

   SEE ATTACHED:

Minimum Sales Goals:

   MONTHLY FIGURE:
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   $19,367




Branch Locations (if any):